Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Titanium Metals Corporation (the “Company”) on Form 10-K for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), we, Steven L. Watson, Vice Chairman of the Board and Chief Executive Officer of the Company, and Bobby D. O’Brien, Executive Vice President and Chief Financial Officer, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Company

February 28, 2007

/s/ Steven L. Watson
Steven L. Watson
Vice Chairman of the Board and Chief Executive Officer

/s/ Bobby D. O’Brien
Bobby D. O’Brien
Executive Vice President and Chief Finanical Officer

Note:
The certification the registrant furnishes in this exhibit is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Registration Statements or other documents filed with the Securities and Exchange Commission shall not incorporate this exhibit by reference, except as otherwise expressly stated in such filing.